EXHIBIT 10.4


                              GALAXIS TECHNOLOGY AG
                                 PROMISSORY NOTE


Galaxis technology ag ("GALAXIS") Steinmetzstrasse 7, 23556 Lubeck, Germany, a stock corporation organized under the laws of Germany, represented jointly by its chief executive officers, Mr. Wilfried Klimek and Mr. Wolfgang Hopp, has received a loan in the principal amount of


                                US$ 1,000,000.00
                       (One Million United States Dollars)
                             (the "UPFRONT PAYMENT")


from Distinctive Devices Inc. ("DDI"), One Bridge Plaza North, Suite 100, Fort Lee, NJ 07024, USA, a Delaware Corporation.

The Upfront Payment has been made according to the terms and conditions of the letter of intent (the "LETTER OF INTENT") signed by DDI and galaxis on October 7, 2003.


The Upfront Payment is subject to the following terms and conditions:

1 The Upfront Payment shall be used by galaxis to make an initial good faith payment to Vogt AG/Vogt electronics GmbH (the "VENDOR") [Please provide correct company name and address] to settle a (euro) 21.8 million account. It is intended to finally resolve the dispute by galaxis making a final settlement payment in the amount of (euro) 9.8 million to the Vendor. The Upfront Payment shall immediately be applied to that amount.

2 The interest to be paid on the Upfront Payment shall be twelve (12) % per annum.

3 The Upfront Payment shall be immediately due and repayable to DDI and its successors and assigns without any deduction or offset, together with the interest thereon accruing from the date of the execution of the Letter of Intent through the date of payment upon the first to occur of the following events: (i) the termination of the Letter of Intent pursuant to paragraph
     6.2 or paragraph 8 thereof, or (ii) the termination of the transaction agreement (the "TRANSACTION AGREEMENT") assuming its execution prior to the closing hereof with respect to the proposed acquisition of galaxis by DDI by way of merger, share exchange or other mutually agreed transaction structure (the "TRANSACTION"), regardless of the reasons for any such termination.

4 Any costs including but not limited to reasonable legal fees incurred by DDI in connection with the collection of the Upfront Payment shall be borne by galaxis.


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5    The Promissory Note shall be held in escrow for DDI pending either (i) the closing of the Transaction in which event the Promissory Note will be delivered to galaxis, or (ii) the termination of the Letter of Intent or the Transaction Agreement according to their terms, in which event the Promissory Note shall be delivered to DDI.

     Pursuant to an escrow letter executed between galaxis and DDI, the escrow agent shall be Thelen, Reid & Priest LLP Attn.: Mr. Bruce Rich, Partner, 875 Third Avenue, New York, New York, 10022.

6 Payments under the Promissory Note shall be made by galaxis to DDI's account at [please insert account information] in United States Dollars at such account or accounts in the United States of America as DDI shall from time to time designate in writing or as DDI may otherwise instruct galaxis in writing.

7 Whenever payments under the Promissory Note become due on a day which is not a business day in New York or Lubeck, such payment shall be made on the next succeeding business day without any additional interest on such amount.

8 Galaxis hereby expressly waives presentment, demand, protest or notice of any kind in connection with this Promissory Note and all defenses that might be made because of a failure to make presentment, demand or protest of this Promissory Note at the time of its maturity.

9 This Promissory Note constitutes a direct and unsecured obligation of galaxis and will rank pari passu with all other unsecured obligations of galaxis.

10 The failure of the holder of this Promissory Note to exercise any of its rights hereunder shall not constitute a waiver thereof in any instance.

11 The rights under this Promissory Note are transferable in whole but not in part for an unlimited number of times. In case of a transfer, DDI shall present and surrender this Promissory Note for cancellation and transfer duly endorsed or accompanied by a proper instrument of assignment and transfer.

12 This Promissory Note shall constitute a debt certificate ("Schuldschein") pursuant to article 952 of the German Civil Code ("Burgerliches Gesetzbuch") and shall be governed by, and construed in accordance with he laws of the Federal Republic of Germany.


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galaxis technology ag


By:    _______________________

Name:  Wilfried Klimek
Title: Chief Executive Officer


By:    _______________________

Name:  Wolfgang Hopp
Title: Chief Executive Officer


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